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Exhibit 99.1

Unaudited Attributed Financial Information for Tracking Stock Groups

        On May 9, 2006, we completed a restructuring and recapitalization pursuant to which we issued two new tracking stocks, one ("Liberty Interactive Stock") intended to reflect the separate performance of our businesses engaged in video and on-line commerce, the second ("Old Liberty Capital Stock") intended to reflect the separate performance of all of our assets and businesses not attributed to the Interactive Group. Each share of our existing Series A and Series B common stock was exchanged for .25 of a share of the same series of Liberty Interactive Stock and .05 of a share of the same series of Liberty Capital Stock.

        On March 3, 2008, we completed a reclassification of our Old Liberty Capital Stock, whereby each share of Old Liberty Capital Stock was reclassified into four shares of the same series of Liberty Entertainment Stock and one share of the same series of Liberty Capital Stock. Our Liberty Entertainment Stock is intended to reflect the separate performance of our Entertainment Group, which is comprised of certain of our businesses previously attributed to the Capital Group and which are engaged in video programming, direct-to-home satellite distribution and communications. Our Capital Group is comprised of our assets and businesses not attributed to either the Interactive Group or the Entertainment Group.

        The following tables present our assets, liabilities, revenue, expenses and cash flows as of and for the years ended December 31, 2008, 2007 and 2006. The tables further present our assets, liabilities, revenue, expenses and cash flows that are attributed to the Interactive Group, the Entertainment Group and the Capital Group, respectively. The financial information should be read in conjunction with our audited financial statements for the years ended December 31, 2008, 2007 and 2006 included in this Annual Report on Form 10-K. The attributed financial information presented in the tables has been prepared assuming the restructuring and the reclassification had been completed as of January 1, 2006.

        Notwithstanding the following attribution of assets, liabilities, revenue, expenses and cash flows to the Interactive Group, the Entertainment Group and the Capital Group, our tracking stock capital structure does not affect the ownership or the respective legal title to our assets or responsibility for our liabilities. We and our subsidiaries each continue to be responsible for our respective liabilities. Holders of Liberty Interactive Stock, Liberty Entertainment Stock and Liberty Capital Stock are holders of our common stock and continue to be subject to risks associated with an investment in our company and all of our businesses, assets and liabilities. The issuance of Liberty Interactive Stock, Liberty Entertainment Stock and Liberty Capital Stock does not affect the rights of our creditors.

SUMMARY ATTRIBUTED FINANCIAL DATA

Interactive Group

	December 31,
	2008	2007	2006
	amounts in millions
Summary Balance Sheet Data:
Current assets	$3,282	2,921	2,984
Cost investments	$739	2,044	2,572
Equity investments	$901	1,311	1,358
Total assets	$17,487	19,326	19,820
Long-term debt, including current portion	$7,131	7,177	6,383
Deferred income tax liabilities, noncurrent	$1,999	2,670	3,057
Attributed net assts	$6,303	7,530	8,561

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Summary Operations Data:
Revenue	$8,079	7,802	7,326
Cost of goods sold	(5,224)	(4,925)	(4,565)
Operating expenses	(748)	(712)	(668)
Selling, general and administrative expenses(1)	(584)	(516)	(472)
Depreciation and amortization	(561)	(536)	(491)
Impairment of long-lived assets	(56)	—	—

Operating income	906	1,113	1,130
Interest expense	(473)	(465)	(417)
Share of earnings (losses) of affiliates	(1,192)	77	47
Other than temporary declines in fair value of investments	(440)	—	—
Other income (expense), net	(39)	51	83
Income tax benefit (expense)	493	(306)	(210)
Minority interests in earnings of subsidiaries	(36)	(29)	(35)

Earnings (loss) before cumulative effect of accounting change	(781)	441	598
Cumulative effect of accounting change, net of taxes	—	—	(87)

Net earnings (loss)	$(781)	441	511

(1)
Includes stock-based compensation of $32 million, $35 million and $59 million for the years ended December 31, 2008, 2007 and 2006, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA

Entertainment Group

	December 31,
	2008	2007	2006
	amounts in millions
Summary Balance Sheet Data:
Current assets	$1,631	793	804
Cost investments	$2	10,652	11,160
Equity investments	$13,366	249	253
Total assets	$16,322	13,808	14,340
Long-term debt, including current portion	$2,033	473	176
Deferred income tax liabilities, noncurrent	$1,735	3,521	3,703
Attributed net assts	$12,180	9,457	9,797

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Summary Operations Data:
Revenue	$1,391	1,136	1,075
Operating expenses	(863)	(728)	(768)
Selling, general and administrative expenses(1)	(220)	(199)	(141)
Depreciation and amortization	(48)	(37)	(41)
Impairment of long-lived assets	(1,262)	(41)	(113)

Operating income (loss)	(1,002)	131	12
Interest expense	(74)	(25)	(31)
Share of earnings of affiliates	418	13	14
Gains (losses) on dispositions of assets, net	3,661	(1)	—
Other income, net	502	74	25
Income tax benefit (expense)	1,347	(77)	(43)
Minority interests in losses of subsidiaries	—	21	10

Earnings (loss) before cumulative effect of accounting change	4,852	136	(13)
Cumulative effect of accounting change, net of taxes	—	—	(2)

Net earnings (loss)	$4,852	136	(15)

(1)
Includes stock-based compensation of $16 million, $46 million and $2 million for the years ended December 31, 2008, 2007 and 2006, respectively.

SUMMARY ATTRIBUTED FINANCIAL DATA

Capital Group

	December 31,
	2008	2007	2006
	amounts in millions
Summary Balance Sheet Data:
Current assets	$2,973	2,759	2,972
Cost investments	$2,118	4,873	7,890
Total assets	$8,361	12,679	13,509
Long-term debt, including current portion	$3,063	4,065	2,464
Deferred income tax liabilities, noncurrent	$1,166	2,267	2,901
Attributed net assets	$1,121	2,599	3,275

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Summary Operations Data:
Revenue	$617	485	212
Operating expenses	(515)	(480)	(164)
Selling, general and administrative expenses(1)	(398)	(227)	(119)
Depreciation and amortization	(101)	(102)	(50)
Impairment of long-lived assets	(251)	(182)	—

Operating loss	(648)	(506)	(121)
Interest expense	(172)	(151)	(232)
Realized and unrealized gains (losses) on derivative instruments, net	(292)	1,261	(268)
Gain on dispositions, net	16	635	607
Other income, net	75	114	139
Income tax benefit	439	62	1
Minority interests in earnings of subsidiaries	(8)	(27)	(2)

Earnings (loss) from continuing operations	(590)	1,388	124
Earnings from discontinued operations, net of taxes	—	149	220

Net earnings (loss)	$(590)	1,537	344

(1)
Includes stock-based compensation of $2 million, $12 million and $6 million for the years ended December 31, 2008, 2007 and 2006, respectively.

BALANCE SHEET INFORMATION
December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$832	807	1,496	—	3,135
Trade and other receivables, net	1,171	236	156	—	1,563
Inventory, net	1,032	—	—	—	1,032
Program rights	—	498	—	(1)	497
Financial instruments	—	38	1,119	—	1,157
Current deferred tax assets	201	47	—	(248)	—
Other current assets	46	5	202	(18)	235

Total current assets	3,282	1,631	2,973	(267)	7,619

Investments in available-for-sale securities and other cost investments (note 2)	739	2	2,118	—	2,859
Long-term financial instruments	—	162	1,166	—	1,328
Investments in affiliates, accounted for using the equity method (note 3)	901	13,366	223	—	14,490
Property and equipment, net	1,064	120	147	—	1,331
Goodwill	5,859	486	205	—	6,550
Trademarks	2,491	6	14	—	2,511
Other non-amortizable intangibles	—	—	158	—	158
Intangible assets subject to amortization, net	3,115	144	230	—	3,489
Other assets, at cost, net of accumulated amortization	36	405	1,127	—	1,568

Total assets	$17,487	16,322	8,361	(267)	41,903

Liabilities and Equity
Current liabilities:
Accounts payable	$513	13	24	—	550
Accrued interest	57	—	46	—	103
Other accrued liabilities	684	150	166	(1)	999
Intergroup payable/receivable	71	15	(86)	—	—
Financial instruments	155	—	398	—	553
Current portion of debt (note 4)	175	256	437	—	868
Accrued stock compensation	17	176	3	—	196
Current deferred tax liabilities	—	—	1,029	(248)	781
Other current liabilities	38	7	68	(15)	98

Total current liabilities	1,710	617	2,085	(264)	4,148

Long-term debt (note 4)	6,956	1,777	2,626	—	11,359
Long-term financial instruments	178	—	11	—	189
Deferred income tax liabilities (note 6)	1,999	1,735	1,166	—	4,900
Other liabilities	187	13	1,351	(1)	1,550

Total liabilities	11,030	4,142	7,239	(265)	22,146
Minority interests in equity of subsidiaries	154	—	1	—	155
Equity/Attributed net assets	6,303	12,180	1,121	(2)	19,602

Total liabilities and equity	$17,487	16,322	8,361	(267)	41,903

BALANCE SHEET INFORMATION
December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$557	90	2,488	—	3,135
Trade and other receivables, net	1,179	183	155	—	1,517
Inventory, net	975	—	—	—	975
Program rights	—	515	—	—	515
Financial instruments	—	—	23	—	23
Current deferred tax assets	149	—	—	(149)	—
Other current assets	61	5	93	(15)	144

Total current assets	2,921	793	2,759	(164)	6,309

Investments in available-for-sale securities and other cost investments (note 2)	2,044	10,652	4,873	—	17,569
Long-term financial instruments	14	29	1,547	—	1,590
Investments in affiliates, accounted for using the equity method (note 3)	1,311	249	257	—	1,817
Investment in special purpose entity	—	—	750	—	750
Property and equipment, net	1,074	129	148	—	1,351
Goodwill	5,928	1,500	427	—	7,855
Trademarks	2,489	8	18	—	2,515
Other non-amortizable intangibles	—	—	173	—	173
Intangible assets subject to amortization, net	3,502	46	315	—	3,863
Other assets, at cost, net of accumulated amortization	43	402	1,412	—	1,857

Total assets	$19,326	13,808	12,679	(164)	45,649

Liabilities and Equity
Current liabilities:
Accounts payable	$571	6	28	—	605
Accrued interest	100	8	40	—	148
Other accrued liabilities	644	148	144	—	936
Intergroup payable/receivable	95	(1)	(94)	—	—
Financial instruments	16	—	1,190	—	1,206
Current portion of debt (note 4)	13	3	175	—	191
Accrued stock compensation	20	164	23	—	207
Current deferred tax liabilities	—	—	242	(149)	93
Other current liabilities	46	6	51	(15)	88

Total current liabilities	1,505	334	1,799	(164)	3,474

Long-term debt (note 4)	7,164	470	3,890	—	11,524
Long-term financial instruments	79	—	97	—	176
Deferred income tax liabilities (note 6)	2,670	3,521	2,267	—	8,458
Other liabilities	271	26	1,268	—	1,565

Total liabilities	11,689	4,351	9,321	(164)	25,197
Minority interests in equity of subsidiaries	107	—	759	—	866
Equity/Attributed net assets	7,530	9,457	2,599	—	19,586

Total liabilities and equity	$19,326	13,808	12,679	(164)	45,649

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$8,079	—	—	—	8,079
Communications and programming services	—	1,391	617	(3)	2,005

	8,079	1,391	617	(3)	10,084

Operating costs and expenses:
Cost of sales	5,224	—	—	—	5,224
Operating	748	863	515	—	2,126
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	584	220	398	—	1,202
Depreciation and amortization	561	48	101	—	710
Impairment of long-lived assets	56	1,262	251	—	1,569

	7,173	2,393	1,265	—	10,831

Operating income (loss)	906	(1,002)	(648)	(3)	(747)
Other income (expense):
Interest expense	(473)	(74)	(172)	—	(719)
Dividend and interest income	22	16	136	—	174
Share of earnings (losses) of affiliates, net	(1,192)	418	(64)	—	(838)
Realized and unrealized gains (losses) on financial instruments, net	(240)	498	(292)	—	(34)
Gains on dispositions of assets, net	2	3,661	16	—	3,679
Other than temporary declines in fair value of investments	(440)	—	(1)	—	(441)
Gain on early extinguishment of debt	240	—	—	—	240
Other, net	(63)	(12)	4	—	(71)

	(2,144)	4,507	(373)	—	1,990

Earnings (loss) before income taxes and minority interests	(1,238)	3,505	(1,021)	(3)	1,243
Income tax benefit (note 6)	493	1,347	439	1	2,280
Minority interests in earnings of subsidiaries	(36)	—	(8)	—	(44)

Net earnings (loss)	$(781)	4,852	(590)	(2)	3,479

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	(37)	—	(9)	—	(46)
Unrealized holding losses arising during the period	(498)	(312)	(2)	—	(812)
Recognition of previously unrealized losses (gains) on available-for-sale securities, net	272	(2,273)	1	—	(2,000)
Share of other comprehensive earnings of equity affiliates	(10)	(33)	—	—	(43)
Other	(60)	—	(2)	—	(62)

Other comprehensive loss	(333)	(2,618)	(12)	—	(2,963)

Comprehensive earnings (loss)	$(1,114)	2,234	(602)	(2)	516

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS (LOSS) INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,802	—	—	7,802
Communications and programming services	—	1,136	485	1,621

	7,802	1,136	485	9,423

Operating costs and expenses:
Cost of sales	4,925	—	—	4,925
Operating	712	728	480	1,920
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	516	199	227	942
Depreciation and amortization	536	37	102	675
Impairment of long-lived assets	—	41	182	223

	6,689	1,005	991	8,685

Operating income (loss)	1,113	131	(506)	738
Other income (expense):
Interest expense	(465)	(25)	(151)	(641)
Dividend and interest income	44	60	217	321
Share of earnings (losses) of affiliates, net	77	13	(68)	22
Realized and unrealized gains (losses) on financial instruments, net	(6)	14	1,261	1,269
Gains (losses) on dispositions of assets, net	12	(1)	635	646
Other than temporary declines in fair value of investments	—	—	(33)	(33)
Other, net	1	—	(2)	(1)

	(337)	61	1,859	1,583

Earnings from continuing operations before income taxes and minority interests	776	192	1,353	2,321
Income tax benefit (expense) (note 6)	(306)	(77)	62	(321)
Minority interests in losses (earnings) of subsidiaries	(29)	21	(27)	(35)

Earnings from continuing operations	441	136	1,388	1,965
Earnings from discontinued operations, net of taxes	—	—	149	149

Net earnings	$441	136	1,537	2,114

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	96	—	(1)	95
Unrealized holding losses arising during the period	(394)	(317)	(845)	(1,556)
Recognition of previously unrealized gains on available-for-sale securities, net	—	—	(375)	(375)
Share of other comprehensive earnings of equity affiliates	3	—	—	3
Other	(46)	—	—	(46)

Other comprehensive loss	(341)	(317)	(1,221)	(1,879)

Comprehensive earnings (loss)	$100	(181)	316	235

STATEMENT OF OPERATIONS AND COMPREHENSIVE EARNINGS INFORMATION
Year ended December 31, 2006
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Consolidated Liberty
	amounts in millions
Revenue:
Net retail sales	$7,326	—	—	7,326
Communications and programming services	—	1,075	212	1,287

	7,326	1,075	212	8,613

Operating costs and expenses:
Cost of sales	4,565	—	—	4,565
Operating	668	768	164	1,600
Selling, general and administrative, including stock-based compensation (notes 1 and 5)	472	141	119	732
Depreciation and amortization	491	41	50	582
Impairment of long-lived assets	—	113	—	113

	6,196	1,063	333	7,592

Operating income (loss)	1,130	12	(121)	1,021
Other income (expense):
Interest expense	(417)	(31)	(232)	(680)
Dividend and interest income	40	61	113	214
Share of earnings of affiliates, net	47	14	30	91
Realized and unrealized gains (losses) on financial instruments, net	20	(31)	(268)	(279)
Gains on dispositions of assets, net	—	—	607	607
Other than temporary declines in fair value of investments	—	—	(4)	(4)
Other, net	23	(5)	—	18

	(287)	8	246	(33)

Earnings from continuing operations before income taxes and minority interests	843	20	125	988
Income tax benefit (expense) (note 6)	(210)	(43)	1	(252)
Minority interests in losses (earnings) of subsidiaries	(35)	10	(2)	(27)

Earnings (loss) from continuing operations	598	(13)	124	709
Earnings from discontinued operations, net of taxes	—	—	220	220
Cumulative effect of accounting change, net of taxes	(87)	(2)	—	(89)

Net earnings (loss)	$511	(15)	344	840

Other comprehensive earnings (loss), net of taxes:
Foreign currency translation adjustments	108	3	(1)	110
Unrealized holding gains arising during the period	351	1,851	403	2,605
Recognition of previously unrealized gains on available-for-sale securities, net	—	—	(185)	(185)
Share of other comprehensive earnings of equity affiliates	1	—	—	1

Other comprehensive earnings	460	1,854	217	2,531

Comprehensive earnings	$971	1,839	561	3,371

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2008
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Inter-group eliminations	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$(781)	4,852	(590)	(2)	3,479
Adjustments to reconcile net earnings (loss) to net cash provided (used) by operating activities:
Depreciation and amortization	561	48	101	—	710
Impairment of long-lived assets	56	1,262	251	—	1,569
Stock-based compensation	32	16	2	—	50
Cash payments for stock-based compensation	(9)	(14)	(1)	—	(24)
Noncash interest expense	7	51	1	—	59
Share of losses (earnings) of affiliates, net	1,192	(418)	64	—	838
Realized and unrealized losses (gains) on financial instruments, net	240	(498)	292	—	34
Gains on dispositions of assets, net	(2)	(3,661)	(16)	—	(3,679)
Other than temporary declines in fair value of investments	440	—	1	—	441
Minority interests in earnings of subsidiaries	36	—	8	—	44
Deferred income tax benefit	(828)	(1,433)	(300)	—	(2,561)
Other noncash charges (credits), net	(178)	—	98	—	(80)
Intergroup tax allocation	239	83	(322)	—	—
Intergroup tax payments	(190)	(81)	271	—	—
Other intergroup cash transfers, net	(68)	9	59	—	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(74)	23	(132)	3	(180)
Payables and other current liabilities	(165)	(13)	123	(1)	(56)

Net cash provided (used) by operating activities	508	226	(90)	—	644

Cash flows from investing activities:
Cash proceeds from dispositions	18	8	17	—	43
Proceeds from settlement of derivatives	—	45	33	—	78
Cash received in exchange transactions	—	463	—	—	463
Cash paid for acquisitions, net of cash acquired	(69)	(7)	(1)	—	(77)
Investment in and loans to cost and equity investees	(340)	(1,996)	(232)	—	(2,568)
Capital expenditures	(166)	(8)	(29)	—	(203)
Net purchases of short term investments	—	—	(25)	—	(25)
Net decrease in restricted cash	—	—	383	—	383
Other investing activities, net	16	(13)	(74)	—	(71)

Net cash provided (used) by investing activities	(541)	(1,508)	72	—	(1,977)

Cash flows from financing activities:
Borrowings of debt	1,483	2,159	1,548	—	5,190
Repayments of debt	(1,437)	(232)	(1,323)	—	(2,992)
Repurchases of Liberty common stock	(75)	—	(462)	—	(537)
Settlement of financial instruments	(56)	(13)	(277)	—	(346)
Intergroup cash transfers, net	—	450	(450)	—	—
Reattribution of cash	380	(380)	—	—	—
Other financing activities, net	(17)	15	3	—	1

Net cash provided (used) by financing activities	278	1,999	(961)	—	1,316

Effect of foreign currency rates on cash	30	—	(13)	—	17

Net increase (decrease) in cash and cash equivalents	275	717	(992)	—	—
Cash and cash equivalents at beginning of year	557	90	2,488	—	3,135

Cash and cash equivalents at end of year	$832	807	1,496	—	3,135

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2007
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings	$441	136	1,537	2,114
Adjustments to reconcile net earnings to net cash provided by operating activities:
Earnings from discontinued operations	—	—	(149)	(149)
Depreciation and amortization	536	37	102	675
Impairment of long-lived assets	—	41	182	223
Stock-based compensation	35	46	12	93
Cash payments for stock-based compensation	(37)	—	(3)	(40)
Noncash interest expense	4	—	5	9
Share of losses (earnings) of affiliates, net	(77)	(13)	68	(22)
Realized and unrealized losses (gains) on financial instruments, net	6	(14)	(1,261)	(1,269)
Losses (gains) on dispositions of assets, net	(12)	1	(635)	(646)
Other than temporary declines in fair value of investments	—	—	33	33
Minority interests in earnings (losses) of subsidiaries	29	(21)	27	35
Deferred income tax expense (benefit)	(128)	48	200	120
Other noncash charges (credits), net	(1)	—	142	141
Intergroup tax allocation	278	28	(306)	—
Intergroup tax payments	(321)	(50)	371	—
Other intergroup cash transfers, net	54	—	(54)	—
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(290)	19	(165)	(436)
Payables and other current liabilities	87	(40)	230	277

Net cash provided by operating activities	604	218	336	1,158

Cash flows from investing activities:
Cash proceeds from dispositions	12	—	483	495
Net proceeds from settlement of derivatives	—	—	75	75
Cash received in exchange transactions	—	—	1,154	1,154
Cash paid for acquisitions, net of cash acquired	(236)	(105)	(7)	(348)
Investment in special purpose entity	—	—	(750)	(750)
Capital expenditures	(289)	(11)	(16)	(316)
Net sales of short term investments	—	—	34	34
Net increase in restricted stock	—	—	(882)	(882)
Other investing activities, net	(74)	11	(132)	(195)

Net cash used by investing activities	(587)	(105)	(41)	(733)

Cash flows from financing activities:
Borrowings of debt	1,112	—	757	1,869
Repayments of debt	(332)	(3)	(163)	(498)
Intergroup cash transfers, net	—	(111)	111	—
Repurchases of Liberty common stock	(1,224)	—	(1,305)	(2,529)
Contribution from minority owner	—	—	751	751
Other financing activities, net	28	—	(27)	1

Net cash provided (used) by financing activities	(416)	(114)	124	(406)

Effect of foreign currency rates on cash	10	—	(2)	8

Net cash provided by discontinued operations:
Cash provided by operating activities	—	—	8	8
Cash used by investing activities	—	—	(9)	(9)
Change in available cash held by discontinued operations	—	—	2	2

Net cash provided by discontinued operations	—	—	1	1

Net increase (decrease) in cash and cash equivalents	(389)	(1)	418	28
Cash and cash equivalents at beginning of year	946	91	2,070	3,107

Cash and cash equivalents at end of year	$557	90	2,488	3,135

STATEMENT OF CASH FLOWS INFORMATION
Year ended December 31, 2006
(unaudited)

	Attributed (note 1)
	Interactive Group	Entertainment Group	Capital Group	Consolidated Liberty
	amounts in millions
Cash flows from operating activities:
Net earnings (loss)	$511	(15)	344	840
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Earnings from discontinued operations	—	—	(220)	(220)
Cumulative effect of accounting change	87	2	—	89
Depreciation and amortization	491	41	50	582
Impairment of long-lived assets	—	113	—	113
Stock-based compensation	59	2	6	67
Cash payments for stock-based compensation	(111)	—	(4)	(115)
Noncash interest expense	4	1	103	108
Share of earnings of affiliates, net	(47)	(14)	(30)	(91)
Realized and unrealized losses (gains) on financial instruments, net	(20)	31	268	279
Gains on dispositions of assets, net	—	—	(607)	(607)
Other than temporary declines in fair value of investments	—	—	4	4
Minority interests in earnings (losses) of subsidiaries	35	(10)	2	27
Deferred income tax expense (benefit)	(262)	17	(220)	(465)
Other noncash charges (credits), net	(13)	5	52	44
Changes in operating assets and liabilities, net of the effects of acquisitions:
Current assets	(219)	72	(155)	(302)
Payables and other current liabilities	38	(106)	728	660

Net cash provided by operating activities	553	139	321	1,013

Cash flows from investing activities:
Cash proceeds from dispositions	—	—	1,322	1,322
Proceeds (payments) from origination of derivatives	(5)	—	64	59
Net proceeds from settlement of derivatives	—	—	101	101
Cash paid for acquisitions, net of cash acquired	(767)	(174)	(266)	(1,207)
Capital expenditures	(259)	(9)	(10)	(278)
Net sales of short term investments	23	—	264	287
Other investing activities, net	(8)	80	(241)	(169)

Net cash provided (used) by investing activities	(1,016)	(103)	1,234	115

Cash flows from financing activities:
Borrowings of debt	3,227	—	2	3,229
Repayments of debt	(2,188)	(3)	—	(2,191)
Intergroup cash transfers, net	293	(32)	(261)	—
Repurchases of Liberty common stock	(954)	—	—	(954)
Other financing activities, net	68	5	(93)	(20)

Net cash provided (used) by financing activities	446	(30)	(352)	64

Effect of foreign currency rates on cash	18	—	—	18

Net cash provided by discontinued operations:
Cash provided by operating activities	—	—	62	62
Cash used by investing activities	—	—	(67)	(67)
Cash provided by financing activities	—	—	6	6

Net cash provided by discontinued operations	—	—	1	1

Net increase in cash and cash equivalents	1	6	1,204	1,211
Cash and cash equivalents at beginning of year	945	85	866	1,896

Cash and cash equivalents at end of year	$946	91	2,070	3,107

Notes to Attributed Financial Information

(unaudited)

(1)
The assets attributed to our Interactive Group as of December 31, 2008 include our consolidated subsidiaries QVC, Inc., Provide Commerce, Inc., Backcountry.com, Inc., Bodybuilding.com, LLC and BuySeasons, Inc., and our noncontrolling interests in IAC/InterActiveCorp, Expedia, Inc., GSI Commerce, Inc., HSN, Inc., Interval Leisure Group, Inc., Ticketmaster Entertainment, Inc. and Tree.com, Inc. Accordingly, the accompanying attributed financial information for the Interactive Group includes the foregoing investments, as well as the assets, liabilities, revenue, expenses and cash flows of QVC, Provide, Backcountry, Bodybuilding and BuySeasons. We have also attributed certain of our debt obligations (and related interest expense) to the Interactive Group based upon a number of factors, including the cash flow available to the Interactive Group and its ability to pay debt service and our assessment of the optimal capitalization for the Interactive Group. The specific debt obligations attributed to each of the Interactive Group, the Entertainment Group and the Capital Group are described in note 4 below. In addition, we have allocated certain corporate general and administrative expenses among the Interactive Group, the Entertainment Group and the Capital Group as described in note 5 below.

  The Interactive Group focuses on video and on-line commerce businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Interactive Group.

  The Entertainment Group consists of our subsidiaries Starz Entertainment, LLC, FUN Technologies, Inc and Liberty Sports Holdings, LLC, our noncontrolling equity interests in The DIRECTV Group, Inc., GSN, LLC and WildBlue Communications, Inc. and approximately $633 million of corporate cash and cash equivalents. Accordingly, the accompanying attributed financial information for the Entertainment Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. We have also attributed, an equity collar on 98.75 million shares of DIRECTV common stock and $1,981 million of borrowings against the put value of such collar to the Entertainment Group.

  The Entertainment Group focuses primarily on programming and communications businesses. Accordingly, we expect that businesses that we may acquire in the future that we believe are complementary to this strategy will also be attributed to the Entertainment Group.

  The Capital Group consists of all of our businesses not included in the Interactive Group or the Entertainment Group, including our consolidated subsidiaries Starz Media, LLC, Atlanta National League Baseball Club, Inc., TruePosition, Inc., Leisure Arts, Inc., and WFRV and WJMN Television Station, Inc., and certain cost and equity investments. Accordingly, the accompanying attributed financial information for the Capital Group includes these investments and the assets, liabilities, revenue, expenses and cash flows of these consolidated subsidiaries. In addition, we have attributed to the Capital Group all of our notes and debentures (and related interest expense) that have not been attributed to the Interactive Group or the Entertainment Group. See note 4 below for the debt obligations attributed to the Capital Group.

  Any businesses that we may acquire in the future that we do not attribute to the Interactive Group or the Entertainment Group will be attributed to the Capital Group.

  While we believe the allocation methodology described above is reasonable and fair to each group, we may elect to change the allocation methodology in the future. In the event we elect to transfer assets or businesses from one group to the other, such transfer would be made on a fair value basis and would be accounted for as a short-term loan unless our board of directors determines to account for it as a long-term loan or through an inter-group interest.

Notes to Attributed Financial Information

(unaudited)

(2)
Investments in AFS securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

	December 31,
	2008	2007
	amounts in millions
Capital Group
Time Warner Inc.(a)	$1,033	1,695
Sprint Nextel Corporation(a)	160	1,150
Motorola, Inc.(a)	328	1,187
Viacom, Inc.	145	333
Embarq Corporation(a)	157	216
Other AFS equity securities(a)	40	104
Other AFS debt securities	224	156
Other cost investments and related receivables	31	32

Total attributed Capital Group	2,118	4,873

Interactive Group
IAC/InterActiveCorp	638	1,863
Other AFS securities	101	181

Total attributed Interactive Group	739	2,044

Entertainment Group
News Corporation	—	10,647
Other	2	5

Total attributed Entertainment Group	2	10,652

Consolidated Liberty	$2,859	17,569

    (a)
    Includes shares pledged as collateral for share borrowing arrangements.

(3)
The following table presents information regarding certain equity method investments attributed to each of the Interactive Group and the Entertainment Group:

	December 31, 2008			Share of earnings (losses) Years ended December 31,
	Percentage ownership	Carrying value	Market value
				2008	2007	2006
	dollar amounts in millions
Interactive Group
Expedia	24%	$559	570	(726)	68	50
Entertainment Group
DIRECTV	54%	$13,085	12,571	404	—	—

        Our share of losses of Expedia for the year ended December 31, 2008 includes the write off of our excess basis in the amount of $119 million.

Notes to Attributed Financial Information

(unaudited)

(4)
Debt attributed to the Interactive Group, the Capital Group and the Entertainment Group is comprised of the following:

	December 31, 2008
	Outstanding principal	Carrying value
	amounts in millions
Interactive Group
7.875% Senior Notes due 2009	$104	104
7.75% Senior Notes due 2009	13	13
5.7% Senior Notes due 2013	803	801
8.5% Senior Debentures due 2029	287	284
8.25% Senior Debentures due 2030	505	501
3.25% Exchangeable Senior Debentures due 2031	551	138
QVC bank credit facilities	5,230	5,230
Other subsidiary debt	60	60

Total Interactive Group debt	7,553	7,131

Capital Group
3.125% Exchangeable Senior Debentures due 2023	1,264	918
4% Exchangeable Senior Debentures due 2029	869	256
3.75% Exchangeable Senior Debentures due 2030	810	241
3.5% Exchangeable Senior Debentures due 2031	497	138
Liberty bank facility	750	750
Liberty derivative loan	625	625
Subsidiary debt	135	135

Total Capital Group debt	4,950	3,063

Entertainment Group
DIRECTV Collar Loan	1,981	1,981
Subsidiary debt	52	52

Total Entertainment Group debt	2,033	2,033

Total debt	$14,536	12,227

(5)
Cash compensation expense for our corporate employees has been allocated among the Interactive Group, the Entertainment Group and the Capital Group based on the estimated percentage of time spent providing services for each group. Stock-based compensation expense for our corporate employees has been allocated among the Interactive Group, the Entertainment Group and the Capital Group based on the compensation derived from the equity awards for the respective tracking stock. Other general and administrative expenses are charged directly to the groups whenever possible and are otherwise allocated based on estimated usage or some other reasonably

Notes to Attributed Financial Information

(unaudited)

  determined methodology. Amounts allocated from the Capital Group to the Interactive Group and the Entertainment Group, including stock-based compensation, are as follows:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Interactive Group	$19	17	13
Entertainment Group	$11	19	12

  While we believe that this allocation method is reasonable and fair to each group, we may elect to change the allocation methodology or percentages used to allocate general and administrative expenses in the future.

(6)
We have accounted for income taxes for the Interactive Group, the Entertainment Group and the Capital Group in the accompanying attributed financial information in a manner similar to a stand-alone company basis. To the extent this methodology differs from our tax sharing policy, differences have been reflected in the attributed net assets of the groups.

Interactive Group

  The Interactive Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Current:
Federal	$(220)	(280)	(305)
State and local	(19)	(64)	(57)
Foreign	(96)	(90)	(110)

	(335)	(434)	(472)

Deferred:
Federal	708	94	197
State and local	110	33	62
Foreign	10	1	3

	828	128	262

Income tax benefit (expense)	$493	(306)	(210)

Notes to Attributed Financial Information

(unaudited)

        The Interactive Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Computed expected tax benefit (expense)	$446	(262)	(283)
Change in estimated foreign and state tax rates	4	(6)	132
State and local income taxes, net of federal income taxes	57	(19)	(23)
Foreign taxes, net of foreign tax credits	28	(10)	(20)
Change in valuation allowance affecting tax expense	15	5	(14)
Minority interest	(13)	(10)	(12)
Nondeductible losses related to the Company's common stock	(57)	—	—
Recognition of tax benefits (expense) not previously recognized, net	19	(5)	(5)
Disqualifying disposition of incentive stock options not deductible for book purposes	—	—	14
Other, net	(6)	1	1

Income tax benefit (expense)	$493	(306)	(210)

        The tax effects of temporary differences that give rise to significant portions of the Interactive Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2008	2007
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$42	43
Accrued stock compensation	11	11
Other accrued liabilities	197	148
Deferred revenue	9	11
Investments	181	—
Other future deductible amounts	121	100

Deferred tax assets	561	313
Valuation allowance	—	(12)

Net deferred tax assets	561	301

Deferred tax liabilities:
Investments	—	594
Intangible assets	1,959	2,083
Discount on exchangeable debentures	300	—
Other	100	145

Deferred tax liabilities	2,359	2,822

Net deferred tax liabilities	$1,798	2,521

Notes to Attributed Financial Information

(unaudited)

Entertainment Group

  The Entertainment Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Current:
Federal	$(74)	(28)	(24)
State and local	(11)	1	—
Foreign	(1)	(2)	(2)

	(86)	(29)	(26)

Deferred:
Federal	1,276	(38)	(12)
State and local	157	(10)	(5)
Foreign	—	—	—

	1,433	(48)	(17)

Income tax benefit (expense)	$1,347	(77)	(43)

        The Entertainment Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Computed expected tax expense	$(1,226)	(75)	(10)
Nontaxable exchange of investments for subsidiaries and cash	2,933	—	—
State and local income taxes, net of federal income taxes	92	(6)	(3)
Change in valuation allowance affecting tax expense	(10)	(4)	(6)
Impairment of goodwill not deductible for tax purposes	(442)	(11)	(39)
Dividends received deduction	—	12	12
Other, net	—	7	3

Income tax benefit (expense)	$1,347	(77)	(43)

Notes to Attributed Financial Information

(unaudited)

        The tax effects of temporary differences that give rise to significant portions of the Entertainment Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2008	2007
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$37	1
Accrued stock compensation	69	65
Intangible assets	—	47
Other future deductible amounts	11	3

Deferred tax assets	117	116
Valuation allowance	(45)	(33)

Net deferred tax assets	72	83

Deferred tax liabilities:
Investments	1,699	3,396
Discount on exchangeable debentures	—	193
Other	61	15

Deferred tax liabilities	1,760	3,604

Net deferred tax liabilities	$1,688	3,521

Capital Group

  The Capital Group's income tax benefit (expense) consists of:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Current:
Federal	$127	281	(184)
State and local	9	(18)	(35)
Foreign	3	(1)	—

	139	262	(219)

Deferred:
Federal	266	(208)	177
State and local	34	8	42
Foreign	—	—	1

	300	(200)	220

Income tax benefit	$439	62	1

Notes to Attributed Financial Information

(unaudited)

  The Capital Group's income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2008	2007	2006
	amounts in millions
Computed expected tax benefit (expense)	$361	(463)	(43)
Nontaxable exchange of investments for subsidiaries and cash	(2)	541	—
State and local income taxes, net of federal income taxes	28	(10)	(8)
Change in valuation allowance affecting tax expense	(3)	(10)	96
Disposition of nondeductible goodwill in sales transaction	—	—	(43)
Recognition of tax benefit not previously recognized, net	56	—	—
Other, net	(1)	4	(1)

Income tax benefit	$439	62	1

  The tax effects of temporary differences that give rise to significant portions of the Capital Group's deferred tax assets and deferred tax liabilities are presented below:

	December 31,
	2008	2007
	amounts in millions
Deferred tax assets:
Net operating and capital loss carryforwards	$287	271
Accrued liabilities	70	72
Deferred revenue	359	302
Other future deductible amounts	17	68

Deferred tax assets	733	713
Valuation allowance	(17)	(18)

Net deferred tax assets	716	695

Deferred tax liabilities:
Investments	1,414	1,982
Intangible assets	146	248
Discount on exchangeable debentures	1,351	974
Other	—	—

Deferred tax liabilities	2,911	3,204

Net deferred tax liabilities	$2,195	2,509

(7)
The Liberty Interactive Stock, the Liberty Entertainment Stock and the Liberty Capital Stock have voting and conversion rights under our amended charter. Following is a summary of those rights. Holders of Series A common stock of each group are entitled to one vote per share, and holders of Series B common stock of each group are entitled to ten votes per share. Holders of Series C common stock of each group, if issued, will be entitled to 1/100th of a vote per share in certain limited cases and will otherwise not be entitled to vote. In general, holders of Series A and Series B common stock vote as a single class. In certain limited circumstances, the board may elect to seek the approval of the holders of only Series A and Series B Liberty Interactive Stock, the

Notes to Attributed Financial Information

(unaudited)

  approval of the holders of only Series A and Series B Liberty Entertainment Stock or the approval of the holders of only Series A and Series B Liberty Capital Stock.

  At the option of the holder, each share of Series B common stock will be convertible into one share of Series A common stock of the same group. At the discretion of our board, the common stock related to one group may be converted into common stock of the same series that is related to one of our other groups.

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Unaudited Attributed Financial Information for Tracking Stock Groups